UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 5, 2012

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

1560 West 190th Street, Torrance, California 90501
(Address of principal executive offices)

310-527-2800
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 5, 2012, Enova Systems, Inc. (the "Company") received notice (the "July Notice") from the NYSE MKT (the "Exchange") indicating that the Company no longer complies with the Exchange's continued listing standards as set forth in Section 1003 of the NYSE MKT Company Guide (the "Company Guide"), and that its securities are, therefore, subject to being delisted from the Exchange.

By a series of letters, the Exchange previously notified the Company that it was not in compliance with the following sections of the Company Guide: (a) Section 1003(a)(iii) insofar as the Company reported stockholders' equity of less than $6,000,000 and has incurred losses from continuing operations and/or net losses in five consecutive fiscal years; (b) Section 1003(a)(ii) insofar as the Company reported stockholders' equity of less than $4,000,000 and has incurred losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and (c) Section 1003(f)(v) insofar as its Common Stock has been trading at a low price per share for a significant period of time.

On May 17, 2012, pursuant to Section 1009 of the Company Guide, the Company submitted a plan of compliance (the "Plan") advising the Exchange of actions the Company would take to regain compliance with Section 1003(a)(iii) and 1003(a)(ii) of the Company Guide by October 15, 2013. The July Notice stated that the financial projections provided in connection with the Plan did not demonstrate an ability to regain compliance with the minimum requirements by October 15, 2013. The July Notice further stated that, on June 25, 2012, the Company notified the Exchange that the financial projections provided with the Plan were no longer accurate and did not provide the staff of the Exchange (the "Staff") with updated projections.

On June 25, 2012, the Company filed a Form 8-K disclosing the resignation of Chief Executive Officer and Director Michael Staran, Chief Operating Officer John Mullins and Director Rich Davies, reinforcing the Staff's conclusion that the Company will be unable to regain compliance by October 15, 2013.

Following a review of the above-described facts, the Staff advised the Company that the Exchange did not accept the proposed Plan and that the Company is therefore subject to delisting pursuant to Section 1009 of the Company Guide.

In accordance with Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the determination of the Staff by requesting, on or before July 12, 2012, a hearing with the Listing Qualifications Panel. The Company intends to exercise its right of appeal. There can be no assurance that the Company's request for continued listing will be granted.

On July 6, 2012, the Company issued a press release regarding the Notice. A copy of the Company's press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   July 6, 2012
By:	/s/ John Micek

Name: John Micek
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated July 6, 2012